NUMBER                [PICTURE OF EAGLE APPEARS HERE]                     SHARES
  147
       INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA APRIL 11, 2000

                            EARTHNETMEDIA.COM, INC.
 CAPITAL STOCK: 50,000,000 SHARES COMMON STOCK @$.001 PAR VALUE FULLY PAID AND
                                 NON-ASSESSABLE

     This Certifies that _________________________________________________is the registered holder of _____________________________________________________Shares

of the Capital Stock of EARTHNETMEDIA.COM, INC. transferrable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

     In Witness Whereof, the said Corporation has caused this certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this ______________________day of ______________________AD. 20__________

President_________________________________ Secretary____________________________

                              [Seal Appears Here]